PRICING SUPPLEMENT NO. 74                                       Rule 424(b)(3)
DATED: November 10, 1997                                    File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes      Book Entry Notes
$7,000,000                     [x]                      [x]

Original Issue Date:           Fixed Rate Notes         Certificated Notes
November 17, 1997              [_]                      [_]

Maturity Date:
November 17, 2000

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                               Optional        Optional
                         Redemption            Repayment       Repayment
Redeemable On            Price(s)              Date(s)         Price(s)
-------------            -----------           ---------       ---------

N/A                      N/A                   N/A             N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]         Commercial Paper Rate          Minimum Interest Rate: N/A

[_]         Federal Funds Rate             Interest Reset Date(s): *

[_]         Treasury Rate                  Interest Reset Period: Quarterly

[_]         LIBOR Reuters                  Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                     Interest Payment Period: Quarterly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): +0.11%
---------------------------------

*        2/17/98, 5/17/98, 8/17/98, 11/17/98, 2/17/98, 5/17/98,
         8/17/98, 11/17/99, 2/17/00, 5/17/00 and 8/17/00.

**       2/17/98, 5/17/98, 8/17/98, 11/17/98, 2/17/98, 5/17/98, 8/17/98,
         11/17/99, 2/17/00, 5/17/00, 8/17/00 and 11/17/00.

*** Three month LIBOR as of November 13, 1997, plus 11 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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